EXHIBIT 1
                          AGREEMENT AS TO JOINT FILING

                                    AGREEMENT

     Each of Albert Brink, Eric Tolsma, and Renessence Ventures bv ("Renessence") hereby acknowledges and agrees that the Schedule 13G being filed by Renessence with respect to their acquisition of beneficial ownership of the common stock par value $.01 per share of Paradise Music & Entertainment, Inc., a Delaware corporation, is being filed on behalf of each of them. Each of Albert Brink and Eric Tolsma hereby authorizes and designates Renessence Ventures bv to execute on their behalf such Schedule 13G and any amendments to such Schedule 13G. This authorization shall be valid until written notice of revocation of such authority and designation is given to the Securities and Exchange Commission. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

January 23, 2001                          Renessence Ventures bv

                                              By: /s/ ERIC TOLSMA
                                              ---------------------------------
                                              Name:  Eric Tolsma
                                              Title: Managing Director


                                              /s/ ALBERT BRINK
                                              ---------------------------------
                                              Albert Brink

                                              /s/ ERIC TOLSMA
                                              ---------------------------------
                                              Eric Tolsma